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                                                                 EXHIBIT 10.13

                                BUSYBOX.COM, INC.

                                        &

                            M2 SOFTWARE EQUITY, LLC


                             DISTRIBUTION AGREEMENT

     This distribution agreement ("Agreement") is entered into as of the date specified on the signature page ("Effective Date") by and between busybox.com, inc., a Delaware corporation located at 701 Battery Street, 2nd Floor, San Francisco, California 94111 ("Busybox") and M2 Software Equity, LLC, a California limited liability company locate at 119 East Union Street, Suite D, Pasadena, California 91103 ("M2").

                                RECITALS

R1. Busybox commercially distributes digital media content, principally through its Web site www.reelstock.com.

R2. M2 commercially distributes digital media content, principally through physical distribution channels.

R3. The parties desire to collaborate for the purpose of leveraging and commercially exploiting their respective assets and distribution channels.

R4. The parties hereby agree to be bound under the terms and conditions of this Agreement.

                              TERMS & CONDITIONS

1. APPOINTMENT OF DISTRIBUTOR: Each party appoints the other as a non-exclusive distributor of certain digital media content as more fully described below.

2. LICENSED CONTENT: Each party shall select and specify its respective digital media content subject to this Agreement ("Licensed Content"), which shall be more fully set forth in contemporaneous or subsequent Exhibit(s) hereto signed by such party's authorized representative.

2.1   MASTER: Each party shall at its own expense deliver the Licensed
      Content to the other party in the form of cassette, CD-ROM or such other suitable storage medium containing the respective digital files ("Master(s)").

3. LICENSE: Each party grants to the other party a revocable, royalty-bearing, worldwide, non-exclusive license under the licensing party's intellectual property rights (including copyright, trademark, moral and related rights) to copy, reproduce, sub-license (pursuant to End-User License Agreement more fully described below), distribute and promote licensing party's Licensed Content, as well as to advertise and promote the

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      licensing party's trade identity and branded image, inclusive of applicable trademarks and service marks, with respect to the same as more fully set forth below.

3.1 REVOCATION: The licensing party may at any time upon confirming written notice to the other party revoke the license granted above with respect to any and all of such Licensed Content previously licensed; provided, however, that the licensee may for a period of thirty (30) days thereafter continue to distribute such revoked Licensed Content which has already been reproduced from the Master(s) and is in licensee's inventory ("Inventory").

3.1.1 INVENTORY PURCHASE: The above notwithstanding, the licensing party may elect to reimburse licensee for its duplication cost for such Inventory, payment terms net-30, in which case the licensee shall have no further rights of any kind with respect to the same.

3.2 END-USER LICENSE: All Licensed Content distributed to end users shall be subject to an end-user license Agreement ("End-User License Agreement") in the form of a template provided by or approved by the licensing party.

4. ROYALTY RATES: The royalty rates and payment terms for all Licensed Content under this Agreement shall be set forth in contemporaneous or subsequent Exhibit(s) hereto signed by both party's authorized representatives.

5. ADVERTISING & PROMOTION: All advertising and promotion by one party of the other party's trade identity and branded image, inclusive of applicable trademarks and service marks, shall be subject to that party's prior written approval, which shall not be unreasonably withheld. Each party shall submit to the other party all proposed advertising and promotional materials, including press releases, at least fourteen (14) days prior to such proposed use, and all such submissions shall be deemed approved unless approval is expressly withheld by written notice delivered to the requesting party at least seven (7) days prior to such proposed use, and such notice specifies the reason approval is withheld.

6. WARRANTIES: Each party represents and warrants the following with respect to the Licensed Content delivered and licensed by it:

      - That it owns all right, title and interest in such Licensed Content;

      - That it has procured all necessary or applicable releases; and,

      - That it has not granted rights to any third party which would conflict with the rights granted to the other party under this Agreement.

7. INDEMNITY: Each party shall defend, indemnify, and hold the other party harmless from and against all liability, loss, damage, cost

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      and expense, including reasonable attorneys' fees, paid or incurred by the other party in connection with the former party's breach of any representations and warranties above; provided, however, that the indemnifying party shall have the right to participate in the defense of all such claims.

8. BOOKS & RECORDS: Each party shall maintain accurate and up-to-date books and records of account with respect to all Licensed Content distributed by it ("Books"). Each party may, once within any 12-month period, request an audit of the other party's Books to be performed by a reputable certified public accounting firm. The scope of such audit shall be limited to review and disclosure of information in the Books relevant to the calculation and payment of royalties to the other party. All costs and expenses of the audit shall be directly borne by the auditing party, unless the audit reveals a discrepancy of greater than FIVE percent (5%), in which case the costs and expenses of the audit shall be borne by the audited party.

9. CONFIDENTIALITY: Developer shall respect and strictly preserve the confidentiality of all information of consequence obtained from Busybox in the course of performance of this Agreement ("Confidential Information"). Confidential Information shall include, among others, the technologies, trade secrets, business plans and activities, customers, and finances of Busybox and its clients and customers.

10. TERM AND TERMINATION: This Agreement shall take effect as of the Effective Date and continue in effect through March 30, 2001 ("Initial Term"), thereafter automatically renewing for successive one-year terms ("Renewal Term(s)") until otherwise terminated as set forth below.

10.1 FOR CAUSE: If either party breaches any material term or condition under this Agreement and fails to cure such breach with thirty (30) days following written notice thereof, the non-breaching party may terminate this Agreement immediately upon confirming written notice.

10.2 WITHOUT CAUSE: Either party may terminate this Agreement, effective upon expiration of the Initial Term or any Renewal Term, as applicable, upon ninety (90) days prior written notice.

11. INTEGRATION: This Agreement is the complete agreement between the parties respecting all subject matter addressed herein, superseding any and all prior oral or written understandings between the parties relating thereto. In the event of any conflict between this Agreement, and any Exhibit hereto, the terms and conditions of this Agreement shall prevail.

12. MODIFICATION: This Agreement may be modified in whole or in part only in writing signed by the authorized representatives of the parties.

13. GENERAL: If any provision of this Agreement is found illegal or unenforceable, the legality and enforceability of the other

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      provisions of this Agreement will not be affected. No failure of either party to exercise or enforce any of its rights hereunder will act as a waiver of such rights.

14. GOVERNING LAW & JURISDICTION: This Agreement shall be interpreted and governed by the laws of the state of California, excluding its body of law relating to conflicts of law. All disputes between the parties arising under this Agreement shall be finally decided through binding arbitration before Judicial Arbitration & Mediation Services, Inc. ("JAMS/ENDISPUTE") in San Francisco, California, and judgement on any arbitration award may be entered in any court having jurisdiction over the parties or their assets. Notwithstanding the foregoing, the provisions of this section shall not prohibit either party from seeking injunctive relief to protect its intellectual property rights. The prevailing party in any dispute under or in connection with this Agreement will be entitled to recover reasonable attorneys fees and costs of proceedings.

This Agreement is hereby executed as of this date, February 11, 2000, by and between Busybox and M2.

BUSYBOX.COM, INC.:                           M2 SOFTWARE EQUITY, LLC:




By:         /s/                          By:            /s/
   ---------------------------               --------------------------

Name: Robert S. Sherman                  Name:
President & Chief Operations Officer     Title:
                                         Fed ID:

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                                   EXHIBIT A

                        SUPPLEMENTAL TERMS & CONDITIONS

1.  DESCRIPTION OF SERVICE AND IMPLEMENTATION

     1.1 Busybox shall provide commercial distribution of M2 content through it's web site WWW.REELSTOCK.COM and other web sites that it manages.

     1.2 M2 shall provide distribution for Busybox content through M2's multiple direct mail and catalog distribution channels including but not limited to Dynamic Graphics, Corbis, Digital Vision, 24-7-footage.com, the Video Library, Eyewire, AVID Education Centers, AVID Resellers, Islip Media, Hot Shots, Cool Cuts, Media 100 Platinum Resellers, Film & Video Stock Shots. Busybox shall have the right to approve M2 distribution partners, which will not be unreasonably withheld.

     1.3 Busybox shall provide M2 the video clips on D-1 or digibeta formats. M2 will digitize the clips in the format necessary for mastering for the distribution channels.

     1.4 Busybox shall provide Busybox the video clips of their choice on D-1 or digibeta formats.

     1.5 M2 and Busybox shall each provide the other with monthly reports from their distribution channels within 30 days of the end of each month, showing the gross sales of the others content by distribution channel.

     1.6 Busybox shall review their current footage resources and future footage acquisitions plans and submit a plan to fulfill at Busybox option (based on acceptable footage) the following general categories to be filled in January, February and March:

     Active Children
     Active Seniors
     Aerials
     Architectural Icons
     Archival 60's
     Archival 70's
     Archival 80's
     Archival Communications
     Archival Sports
     Archival Technology
     Beauty and Health
     Body Beautiful
     Business on the Move
     Business Situations (4)
     Computer Technology
     Conventions
     Couples
     Disasters
     Domestic Animals
     Emergency
     Engineering Icons

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     Factory at Work
     Family Life
     Gaming
     Glamour
     Golf
     Home & Garden
     Junior Executives
     Medical (4)
     Office Icons
     Romantic Moments
     Senior Executives
     Time Lapse - City
     WW 1
     WW 2

     The following titles to be filled by May 1, 2000.

     Active Lifestyles
     Anytown USA 1&2
     Archives: 1900's
     Business 1 & 2
     City Facades
     City Life
     Clouds & Skies
     Digital FX
     Exotic Locations
     Exploring Space
     Face of Industry 1 & 2
     Faces of the Century
     Fast Forward
     Intriguing Locations
     Natural Textures
     Natures Backdrops
     Natures Creatures
     Planetary Movements
     Rest & Relaxation
     Scenic Water
     The Great Outdoors
     Transportation 1 & 2
     Travel & Leisure 1 & 2
     Under the Sea
     Urban Sprawl
     Water Reflections

2.  ROYALTY RATES AND PAYMENT TERMS

     2.1 Busybox Licensed Content: M2 shall pay Busybox a royalty of twenty percent (20%) of the gross proceeds from the sale and sublicensing of Busybox Licensed Content.

     2.1.1 www.24-7-footage.com: M2 shall pay Busybox a royalty of forty percent (40%) of the gross proceeds from the sale and sub-licensing of Busybox Licensed Content transacted through www.24-7-footage.com, a Web site owned and operated by M2.

     2.2 M2 LICENSED CONTENT: Busybox shall pay M2 a royalty of twenty percent (20%) of the gross proceeds from the sale and sub-licensing of

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     M2 Licensed Content transacted through www.reelstock.com or any other
Busybox affiliated Web site.

     2.3 PAYMENT TERMS: All royalty payments shall be made within 30 days of receipt and shall be accompanied by a reasonably detailed accounting for the relevant royalty period, identifying the number and identity of the Licensed Content sold and sub-licensed, and including a calculation of the royalty payment.

          This SCHEDULE A is subject to all terms and conditions contained in the Agreement.

     This Agreement is hereby executed as of this date, February 11, 2000, by and between Busybox and M2.

BUSYBOX.COM, INC.:                           M2 SOFTWARE EQUITY, LLC:




By:         /s/                          By:            /s/
   ---------------------------               --------------------------

Name: Robert S. Sherman                  Name:
President & Chief Operations Officer     Title:
                                         Fed ID: